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                                                                     EXHIBIT 3.6



                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                 INERGY GP, LLC

     THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement"), is made as of the 2nd day of March, 2001, by Inergy GP, LLC, a Delaware limited liability company (the "Company"), and Inergy Holdings, LLC, a Delaware limited liability company (the "Member").

                                    RECITAL:

     The Member has caused the Company to be formed as a limited liability company under the Delaware Limited Liability Company Act and the Member desires to adopt this Agreement as the limited liability company agreement of the Company.

                                   AGREEMENT:

     In consideration of the premises and the agreements contained herein, the undersigned declare and agree as follows:

                            ARTICLE I - DEFINITIONS

     1.1 TERMS DEFINED HEREIN. As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

     "ACT" means the Delaware Limited Liability Company Act, as amended from time to time.

     "AGREEMENT" means the Limited Liability Company Agreement of the Company as amended from time to time.

     "BOARD OF DIRECTORS" or "BOARD" means the board of directors of the Company established under Section 4.1 hereof.

     "CERTIFICATE" means the Certificate of Formation of the Company filed with the Delaware Secretary of State, as amended from time to time.

     "COMPANY" means Inergy GP, LLC, a Delaware limited liability company.

     "DIRECTOR" means a member of the Board of Directors.

     "INTEREST" refers to all of the Member's rights and interests in the Company in the Member's capacity as a Member, all as provided in the Certificate, this Agreement and the Act, including, without limitation, the Member's interest in the capital, income, gain, deductions, losses, and credits of the Company.

     "PERSON" means any individual, partnership, limited liability company, corporation, cooperative, trust or other entity.
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                  ARTICLE II - BUSINESS PURPOSES AND OFFICES

     2.1  NAME; BUSINESS PURPOSE.

          (a) The name of the Company shall be as stated in the Certificate. The name of the Company may be changed from time to time by the determination of the Member.

          (b) The business purpose of the Company is to act as the general partner of Inergy, L.P., a Delaware limited partnership, to act as the managing partner of Inergy Propane, LLC, a Delaware limited liability company, and to do any and all things necessary, appropriate or incidental thereto. The Company is formed only for such business purpose and shall not be deemed to create any declaration or agreement by the Company or the Member with respect to any other activities whatsoever other than the activities within such business purpose.

     2.2 POWERS. In addition to the powers and privileges conferred upon the Company by law and those incidental thereto, the Company shall have the same powers as a natural person to do all things necessary or convenient to carry out its business and affairs.

     2.3 PRINCIPAL OFFICE. The principal office of the Company shall be located at such place as the Member may determine from time to time.

     2.4 LIABILITY OF THE MEMBER. The Member, solely by reason of being the Member, shall not be liable, under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the Company, whether arising in contract, tort or otherwise. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing liability on the Member for liabilities of the Company. The Company is not intended to be a partnership.

     2.5 REGISTERED OFFICE AND REGISTERED AGENT. The location of the registered office and the name of the registered agent of the Company in the State of Delaware shall be as stated in the Certificate. The registered office and registered agent of the Company in the State of Delaware may be changed, from time to time, by the Member.

     2.6 AMENDMENT OF THE CERTIFICATE. The Company shall amend the Certificate at such time or times and in such manner as may be required by the Act and this Agreement.

     2.7 EFFECTIVE DATE. This Agreement shall be effective on the date of this Agreement.

                       ARTICLE III - OWNERSHIP INTEREST

     3.1 INTEREST. The Member shall own the entire equity interest of the Company and as such the Interest held of the Member is the only outstanding Interest of the Company. The Member's initial capital investment in the Company shall be $1,000.

     3.2 VOTING. Unless otherwise granted to the Board of Directors in the Certificate or this Agreement, the Member shall possess the entire voting interest in all matters relating to the

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Company, including, without limitation, matters relating to the amendment of this Agreement, any merger, consolidation or conversion of the Company, sale of all or substantially all of the assets of the Company and the termination, dissolution and liquidation of the Company.

     3.3 DISTRIBUTION. Distributions by the Company of cash or other property shall be made to the Member at such time as the Board of Directors deems appropriate.

                            ARTICLE IV - MANAGEMENT

     4.1  MANAGEMENT AND BOARD OF DIRECTORS.

          (a)  Directors

               (i) General Powers. The business and affairs of the Company shall be managed by its Board of Directors.

               (ii) Number, Tenure and Qualifications. The number of Directors of the Company shall be five (5). The initial Directors of the Company shall be John J. Sherman, Phillip L. Elbert, Richard C. Green, Jr., David J. Schulte and Warren H. Gfeller. Each Director shall have a vote. Each Director shall hold office until the next annual election of the Board of Directors or until a successor shall have been elected and qualified or until such Director's death, resignation or until removed by the Member, in the Member's sole discretion.

               (iii) Regular Meetings. The Board of Directors shall provide, by resolution, the time and place for the holding of regular meetings without other notice than such resolution.

               (iv) Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

               (v) Notice. Notice of any special meeting of the Board of Directors shall be given not less than three (3) days nor more than sixty (60) days prior thereto. Such notice shall be given in the manner provided in Section 8.1 Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business presented because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

               (vi) Quorum and Manner of Acting. In order to have a quorum for transaction of business at any meeting of the Board of Directors, a majority of the number of Directors fixed by this Agreement shall be present. The act of the

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          majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

               (vii) Attendance by Communications Equipment. Members of the Board of Directors, or of any committee of the Board of Directors may participate in and act at any meeting of such Board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

               (viii) Vacancies. Any vacancy occurring in the Board of Directors, and any directorship to be filled by reason of an increase in the number of Directors, may be filled by election by the Member.

               (ix) Presumption of Assent. A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be conclusively presumed to have assented to the action taken unless such Director's dissent shall be entered in the minutes of the meeting or unless such Director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

               (x) Committees. The Board of Directors may, by resolution or resolutions adopted by a majority of the number of Directors fixed by this Agreement, designate two or more Directors of the Company to constitute one or more committees. Each such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all of the authority of the Board in the management of the Company; provided, however, that the designation of each such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed upon it or such member by law. Each such committee shall keep regular minutes of its proceedings, which minutes shall be recorded in the minute book of the Company. The secretary or an assistant secretary of the Company may act as secretary for each such committee if the committee so requests.

              (xi) Informal Action. Any action required to be taken at a meeting of the Board of Directors of the Company, or any other action which may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by a majority of the number of Directors fixed by this Agreement.

          (b)  Officers.

               (i) Designations. The officers of the Company shall be a President, a

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          secretary and such other officers, agents and employees as the Board of Directors may deem proper. Any two or more offices may be held by the same person, except the offices of President and secretary.

              (ii) Election and Term of Office. The officers of the Company shall be elected by the Board of Directors. Each officer shall hold office until a successor shall have been elected and qualified or until such officer's death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

              (iii) Removal. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.

              (iv) Chairman of the Board of Directors. The Board of Directors, in its discretion, may elect an individual who is a Director to serve as Chairman of the Board. The Chairman shall preside at all meetings of the Board of Directors.

              (v) President. The Board of Directors shall elect an individual to serve as President. The President shall be the chief executive officer of the Company. The President may sign, with the secretary, an assistant secretary or any other proper officer of the Company thereunto duly authorized by the Board of Directors, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by this Agreement to some other officer or agent of the Company or shall be required by law to be otherwise executed. In general, the President shall perform all duties incident to the office of President and chief executive officer of the Company and such other duties as may be prescribed from time to time by the Board of Directors.

              (vi) Vice Presidents. The Board of Directors, in its discretion, may elect one or more vice presidents. In the absence of the President or in the event of the President's inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and the vice president, when so acting, shall have all of the powers and be subject to all the restrictions upon the President. Each vice president shall perform such other duties as from time to time may be assigned by the President or the Board of Directors.

              (vii) Secretary. The secretary shall: (a) keep records of Company action, including the records of action taken by the Member and minutes of meetings of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of this Agreement or as required by law; and (c) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the President or the Board of Directors.

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              (viii)  Assistant Secretaries.  The Board of Directors, in its
          discretion, may elect one or more assistant secretaries. The assistant secretaries in general shall perform such duties as shall be assigned to them by the President, or the Board of Directors.

              (ix) Compensation. The compensation of the officers other than the President of the Company shall be fixed from time to time by the President and no officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a Director of the Company. The compensation of the President shall be fixed by the Board of Directors.

          (c) Authorization of Persons to Act. At any time and from time to time, the Board of Directors may designate any Person to carry out the decisions of the Board of Directors, including, but not limited to, the execution of any instruments on behalf of the Company.

     4.2 ACTION BY THE MEMBER. The Member may take such action as may be appropriate for the Member of a limited liability company under the Act by a written consent signed by the Member. The Member will annually elect the Directors of the Company at such time as the Member may specify.

                          ARTICLE V - INDEMNIFICATION

     5.1 LIMITATION OF LIABILITY; INDEMNIFICATION. None of the Directors, President or any other officer of the Company shall be liable to the Member or to the Company for (a) any action or inaction except to the extent such person acted in bad faith or engaged in willful misconduct in the performance of such person's duties to the Company or the Member, (b) any action or inaction arising from reliance upon the opinion or advice as to legal matters of legal counsel or as to accounting matters of accountants selected by any of them in good faith or
(c) any action or inaction of any agent, contractor or consultant selected by any of them in good faith.

     5.2 DEFINITIONS. For purposes of Sections 5.2 through 5.12 hereof, inclusive, reference to:

          (a) The "Company" shall include, in addition to the resulting or surviving limited liability company, any constituent limited liability company (including any constituent of a constituent) absorbed in a consolidation or merger so that any Person who is or was a manager, director, or officer of such constituent limited liability company, or is or was serving at the request of such constituent limited liability company as a director, officer or in any other comparable position of any Other Enterprise shall stand in the same position under the provisions of this
     Article V with respect to the resulting or surviving limited liability company as such Person would if such Person had served the resulting or surviving limited liability company in the same capacity.

          (b) "Other Enterprises" or "Other Enterprise" shall include, without limitation, any other limited liability company, corporation, partnership, joint venture, trust or employee benefit plan, in which a Person is serving at the request of the Company;

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          (c)  "fines" shall include any excise taxes assessed against a person with respect to an employee benefit plan;

          (d) "defense" shall include investigations of any threatened, pending or completed action, suit or proceeding as well as appeals thereof and shall also include any defensive assertion of a cross-claim or counterclaim;

          (e) "serving at the request of the Company" shall include any service as a director, officer, Representative or in any other comparable position that imposes duties on, or involves services by, a Person with respect to any Other Enterprise; and a Person who acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the interest of any Other Enterprise shall be deemed to have acted "in the best interest of the Company" as referred to in this Article V; and "Officer" shall include any "Authorized Person" who is authorized to act on behalf of the Company pursuant to the terms hereof, whether or not such person has been designated an officer of the Company; and

          (f) "officer" shall include an "authorized person" who is authorized to act on behalf of the Company pursuant to the terms hereof, whether or not such person has been designated an officer of the Company.

     5.3 LIMITATION OF LIABILITY. No Person shall be liable to the Company or its Member for any loss, damage, liability or expense suffered by the Company or its Member on account of any action taken or omitted to be taken by such Person as a director or an officer of the Company or as a Representative or by such Person while serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise, if such Person discharges such Person's duties in good faith, and in a manner such Person reasonably believes to be in or not opposed to the best interests of the Company. The liability of a director or an officer or Representative hereunder shall be limited only for those actions taken or omitted to be taken by such Person in the discharge of such Person's obligations in connection with the management of the business and affairs of the Company or any Other Enterprise. The foregoing limitation of liability shall apply to all directors, officers and to all Persons who serve as a Representative at any time.

     5.4 RIGHT TO INDEMNIFICATION. The Company shall indemnify each Person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (regardless of whether such action, suit or proceeding is by or in the right of the Company or by third parties) by reason of the fact that such Person is or was a Member of the Company, a director or an officer of the Company, a Representative or is or was serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise, against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines and other expenses, actually and reasonably incurred by such Person in connection with such action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding); provided, however, that the Company shall not be required to indemnify or advance expenses to any Person on account of such Person's conduct that was finally adjudged to

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have been knowingly fraudulent, deliberately dishonest or willful misconduct;
provided, further, that the Company shall not be required to indemnify or advance expenses to any Person in connection with an action, suit or proceeding initiated by such Person unless the initiation of such action, suit or proceeding was authorized in advance by the Board of Directors; provided, however, that a director or an officer or Representative shall be indemnified hereunder only for those actions taken or omitted to be taken by such Person in the discharge of such Person's obligations in connection with the management of the business and affairs of the Company or any Other Enterprise. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such Person's conduct was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. The foregoing right to indemnification shall apply to all Persons serving as directors or officers and to all Persons who serve as a Representative at any time or who serve at any time at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise. Nothing herein prevents the Member from indemnifying its representatives or directors or officers under such Member's organizational documents or other agreements. If any Person is entitled to indemnification both from the Company and from a Member, then indemnification would come first from the Company and thereafter from the Member.

     5.5 ENFORCEMENT OF INDEMNIFICATION. In the event the Company refuses to indemnify any Person who may be entitled to be indemnified or to have expenses advanced under this Article V, such Person shall have the right to maintain an action in any court of competent jurisdiction against the Company to determine whether or not such Person is entitled to such indemnification or advancement of expenses hereunder. If such court action is successful and the Person is determined to be entitled to such indemnification or advancement of expenses, such Person shall be reimbursed by the Company for all fees and expenses (including attorneys' fees) actually and reasonably incurred in connection with any such action (including, without limitation, the investigation, defense, settlement or appeal of such action).

     5.6 ADVANCEMENT OF EXPENSES. Expenses (including attorneys' fees) reasonably incurred in defending an action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Person subject thereto to repay such amount if it shall ultimately be determined that such Person is not entitled to indemnification by the Company. In no event shall any advance be made in instances where the Member or legal counsel for the Company reasonably determines that such Person would not be entitled to indemnification hereunder.

     5.7 NON-EXCLUSIVITY. The indemnification and advancement of expenses provided by this Article V shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, or any agreement, vote of the Board of Directors or Member, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right that the Company may have to make additional indemnifications with respect to the same or different Persons or classes of Persons. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall continue as to a Person who has ceased to be a director or an officer of the Company, a Representative or a

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Person eligible for designation as a Representative and as to a Person who has ceased serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise and shall inure to the benefit of the heirs, executors and administrators of such Person.

     5.8 INSURANCE. The Board of Directors may cause the Company to purchase and maintain insurance on behalf of any Person who is or was a director or an officer, agent or employee of the Company or a Representative or is or was serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise, against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as such, whether or not the Company would have the power, or the obligation, to indemnify such Person against such liability under the provisions of this Article V.

     5.9 AMENDMENT AND VESTING OF RIGHTS. The rights granted or created hereby shall be vested in each Person entitled to indemnification hereunder as a bargained-for, contractual condition of such Person's serving or having served as a director or an officer of the Company or a Representative or serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise and, while this Article V may be amended or repealed, no such amendment or repeal shall release, terminate or adversely affect the rights of such Person under this Article V with respect to any (a) act taken or the failure to take any act by such Person prior to such amendment or repeal, or (b) any action, suit or proceeding concerning such act or failure to act filed after such amendment or repeal.

     5.10 SEVERABILITY. If any provision of this Article V or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of this
Article V and the application of such provision to other Persons or circumstances shall not be affected thereby and, to the fullest extent possible, the court finding such provision invalid, illegal or unenforceable shall modify and construe the provision so as to render it valid and enforceable as against all Persons and to give the maximum possible protection to Persons subject to indemnification hereby within the bounds of validity, legality and enforceability. Without limiting the generality of the foregoing, if any director or officer of the Company, any Representative or any Person who is or was serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise is entitled under any provision of this Article V to indemnification by the Company for some or a portion of the judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines or other expenses actually and reasonably incurred by any such Person in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), whether civil, criminal, administrative, investigative or appellate, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify such Person for the portion thereof to which such Person is entitled.

     5.11 CONTRACTS WITH MEMBER OR THEIR AFFILIATES. All contracts or transactions between the Company and its Member, one of its directors, or officers or between the Company and another limited liability company, corporation, partnership, association or other organization in which the Member has a financial interest or with which such Member is affiliated are permissible if such contract or transaction, and such Member's or officer's interest therein, are

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fully disclosed to the Board of Directors and approved by the Board of
Directors.

     5.12 OTHER BUSINESS VENTURES. Any Member may engage in, or possess an interest in, other business ventures of every nature and description, independently or with others, whether or not similar or identical to the business of the Company, and neither the Company nor any other Member shall have any right by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom. The Member and Representatives shall not be required to devote all of their time or business efforts to the affairs of the Company, but shall devote so much of their time and attention to the Company as is reasonably necessary and advisable to manage the affairs of the Company to the best advantage of the Company. The foregoing shall not supersede any employment, confidentiality, noncompete or other specific agreement that may exist between the Company (or an Affiliate of the Company) and any Member (or an Affiliate of any Member).

                        ARTICLE VI - ACCOUNTING MATTERS

     6.1 FISCAL YEAR. The fiscal year and taxable year of the Company shall end on December 31 of each year, unless a different year is required by the Code or otherwise established by the Board of Directors.

     6.2 BOOKS AND RECORDS. At all times during the existence of the Company, the Company shall cause to be maintained full and accurate books of account, which shall reflect all Company transactions and be appropriate and adequate for the Company's business.

                   ARTICLE VII - DISSOLUTION AND TERMINATION

     7.1 EVENTS CAUSING DISSOLUTION. The Company shall be of perpetual duration; however, the Company may be dissolved upon:

          (a)  The direction of the Member to dissolve the Company;

          (b) A decree of dissolution being entered with respect to the Company by a court of competent jurisdiction; or

          (c) A merger or consolidation under the Act where the Company is not the surviving entity in such merger or consolidation.

     7.2 EFFECT OF DISSOLUTION. Except as otherwise provided in this Agreement, upon the dissolution of the Company, the Member shall take such actions as may be required pursuant to the Act and shall proceed to wind up, liquidate and terminate the business and affairs of the Company. In connection with such winding up, the Member shall have the authority to liquidate and reduce to cash (to the extent necessary or appropriate) the assets of the Company as promptly as is consistent with obtaining Fair Value therefor, to apply and distribute the proceeds of such liquidation and any remaining assets in accordance with the provisions of Section 7.3, and to do any and all acts and things authorized by, and in accordance with, the Act and other applicable laws for the purpose of winding up and liquidation.

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     7.3  APPLICATION OF PROCEEDS.  Upon dissolution and liquidation of the
Company, the assets of the Company shall be applied and distributed in the following order of priority:

          (a) To the payment of debts and liabilities of the Company (including to the Member to the extent otherwise permitted by law) and the expenses of liquidation.

          (b) Next, to the setting up of such reserves as the Person required or authorized by law to wind up the Company's affairs may reasonably deem necessary or appropriate for any disputed, contingent or unforeseen liabilities or obligations of the Company, provided that any such reserves shall be paid over by such Person to an escrow agent appointed by the Board of Directors, to be held by such agent or its successor for such period as such Person shall deem advisable for the purpose of applying such reserves to the payment of such liabilities or obligations and, at the expiration of such period, the balance of such reserves, if any, shall be distributed as hereinafter provided.

          (c)  The remainder to the Member.

                   ARTICLE VIII - ARTICLE IX - MISCELLANEOUS

     8.1 NOTICES. Any notice, demand, request or other communication (a "Notice") required or permitted to be given by this Agreement or the Act to the Company, the Member, a Director, or any other Person shall be sufficient if in writing and if hand delivered or mailed by registered or certified mail to the Company at its principal office or to the Member or any other Person at the address of the Member or such other Person as it appears on the records of the Company or sent by facsimile transmission to the telephone number, if any, of the recipient's facsimile machine as such telephone number appears on the records of the Company. All Notices that are mailed shall be deemed to be given when deposited in the United States mail, postage prepaid. All Notices that are hand delivered shall be deemed to be given upon delivery. All Notices that are given by facsimile transmission shall be deemed to be given upon receipt, it being agreed that the burden of proving receipt shall be on the sender of such Notice and such burden shall not be satisfied by a transmission report generated by the sender's facsimile machine.

     8.2 NO THIRD PARTY RIGHTS. None of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including, but not limited to, creditors of the Company; provided, however, the Company may enforce any rights granted to the Company under the Act, the Certificate, or this Agreement.

     8.3 ENTIRE AGREEMENT. This Agreement, together with the Certificate, constitutes the entire agreement, relative to the formation, operation and continuation of the Company.

     8.4 AMENDMENTS TO THIS AGREEMENT. Except as otherwise provided herein, this Agreement shall not be modified or amended in any manner other than with the written approval of the Member.

     8.5 SEVERABILITY. In the event any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder

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

of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be enforced to the greatest extent permitted by law.

     8.6 HEADINGS. The headings of the Sections of this Agreement are for convenience only and shall not be considered in construing or interpreting any of the terms or provisions hereof.

     8.7 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

     IN WITNESS WHEREOF, the sole Member of the Company has duly executed this Agreement as of the date first written above.

                                 INERGY GP, LLC

                                 By: INERGY HOLDINGS, LLC, the sole Member of
                                     Inergy GP, LLC

                                         /s/  JOHN J. SHERMAN
                                     By:_____________________________________
                                        John J. Sherman, Sole Voting Member of
                                        Inergy Holdings, LLC

                                 INERGY HOLDINGS, LLC

                                       /s/  JOHN J. SHERMAN
                                 By:_________________________________________
                                    John J. Sherman, Sole Voting Member

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